UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2008

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-878-5865

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article FOURTH of the Company’s Restated Certificate of Incorporation, as amended, authorizes the issuance from time to time of shares of Preferred Stock, without par value. On March 12, 2008, the Company filed with the Delaware Secretary of State a Certificate of Designations which, effective upon filing, designated a series of such Preferred Stock as “2008 ESOP Cumulative Convertible Preferred Stock,” authorized 520,500 shares of 2008 ESOP Cumulative Convertible Preferred Stock, and set forth the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the 2008 ESOP Cumulative Convertible Preferred Stock which are not fixed by the Company’s Restated Certificate of Incorporation.

Also on March 12, 2008, the Company filed with the Delaware Secretary of State a Certificate Eliminating the Certificate of Designations with respect to the Company’s 1998 ESOP Cumulative Convertible Preferred Stock which, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the 1998 ESOP Cumulative Convertible Preferred Stock filed with the Delaware Secretary of State on February 23, 1998.

The Certificate of Designations for the 2008 ESOP Cumulative Convertible Preferred Stock and the Certificate Eliminating the Certificate of Designations with respect to the Company’s 1998 ESOP Cumulative Convertible Preferred Stock are filed herewith as Exhibits 3(a) and 3(b), respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3(a)	Certificate of Designations for the Company’s 2008 ESOP Cumulative Convertible Preferred Stock, filed herewith

3(b)	Certificate Eliminating the Certificate of Designations with respect to the Company’s 1998 ESOP Cumulative Convertible Preferred Stock, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 18, 2008	WELLS FARGO & COMPANY

	By:	/s/ Laurel A. Holschuh
Laurel A. Holschuh
Senior Vice President and Secretary